SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                          July 29, 2005

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code:  (610) 832-3311

Not Applicable
(Former Names or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On July 29, 2005, UbiquiTel Inc. and UbiquiTel Operating Company (collectively, “UbiquiTel”) entered into a Forbearance Agreement (the “Agreement”) with Sprint Corporation and certain of its subsidiaries (“Sprint”) relating to ongoing litigation in Delaware between UbiquiTel and Sprint.

The Agreement sets forth UbiquiTel’s agreement not to seek certain injunctive or equitable relief in the ongoing litigation under certain circumstances and contemplates the parties proceeding directly to a trial relating to UbiquiTel’s request for a permanent injunction and other relief.  The Agreement also sets forth Sprint’s agreement as to certain parameters for the operations of Nextel’s wireless business in the territories operated by UbiquiTel following the merger involving Sprint Corporation and Nextel Communications, Inc., in each case during the period of time that the Agreement remains in effect.

A copy of the Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c)  Exhibits

The following exhibit is filed with this Current Report.

Exhibit No.	Description

99.1

Forbearance Agreement, dated July 29, 2005, among Sprint Corporation, Sprint Spectrum L.P., WirelessCo L.P., Sprint Communications Company L.P., Sprint Telephony PCS, L.P., Sprint PCS License, L.L.C., UbiquiTel Inc. and UbiquiTel Operating Company.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  A number of the matters and subject areas discussed in this report that are not historical or current facts deal with potential future circumstances and developments, including without limitation, any outcome of the litigation with Sprint and Nextel.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from UbiquiTel’s actual future experience involving any one or more of such matters and subject areas.  Such risks and uncertainties include without limitation: UbiquiTel’s dependence on its affiliation with Sprint; the potential impact of the pending Sprint-Nextel merger on UbiquiTel’s affiliation with Sprint as well as Sprint’s competitiveness in the wireless industry; the outcome of UbiquiTel’s, and any other PCS affiliate of Sprint’s, litigation with Sprint concerning the pending Sprint-Nextel merger; changes in Sprint’s affiliation strategy as a result of the pending Sprint-Nextel merger or any other merger involving Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming and wholesale revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions; and those additional factors that are described from time to time in UbiquiTel’s reports filed with the Securities and Exchange Commission, including UbiquiTel Inc.’s and UbiquiTel Operating Company’s joint annual report on Form 10-K for the year ended December 31, 2004 and their subsequent joint quarterly filing on Form 10-Q.  This report speaks only as of its date, and UbiquiTel disclaims any duty to update the information herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer

Date:  August 1, 2005